EXHIBIT 99.1


Laboratory Corporation of America-Registered Trademark- Holdings
358 South Main Street
Burlington, NC   27215
Telephone:  336-584-5171


FOR IMMEDIATE RELEASE

Contact:     336-436-4855
Pamela Sherry
Investor@labcorp.com

Shareholder Direct:     800-LAB-0401
www.labcorp.com

LABORATORY CORPORATION OF AMERICA-REGISTERED TRADEMARK-
ANNOUNCES 2003 FOURTH QUARTER AND FULL YEAR RESULTS

Strong Quarterly Performance Yields $144.2 Million in Operating
Cash Flow; Growth in Operating Income, EBITDA and EPS in Excess of
40 Percent

Burlington, NC, February 12, 2004 - Laboratory Corporation of
America-Registered Trademark- Holdings (LabCorp-Registered
Trademark-) (NYSE: LH) today announced results for the quarter and year ended December 31, 2003.

Fourth Quarter Results:

Revenues for the quarter were $731.5 million, an increase of 12.5 percent compared to the same period in 2002. Testing volume, measured by accessions, increased approximately 7.0 percent and price per accession increased approximately 5.5 percent compared to fourth quarter 2002.

Net earnings before restructuring and other special items for the quarter increased 44.4 percent to $76.5 million, compared to 2002 fourth quarter net earnings of $53.0 million. Before these items, earnings per diluted share increased 47.2 percent to $0.53 per diluted share, versus $0.36 per diluted share in the fourth quarter of 2002. Earnings before interest, taxes, depreciation, amortization and nonrecurring restructuring items (EBITDA) were $174.4 million for the quarter, or 23.8 percent of net sales, compared to $123.9 million, or 19.1 percent of net sales, for the same period in 2002.

The Company recorded a net pre-tax restructuring credit of $1.8 million during the fourth quarter of 2003, representing the net of restructuring charges and adjustments. After recording the net credit, diluted earnings per share were $0.54 for the fourth quarter of 2003.


During the quarter, the Company repaid $25 million in borrowings under its revolving line of credit. Operating cash flow increased 21.7 percent to $144.2 million, and the cash balance at the end of the quarter was $123.0 million.

Full Year Results :

Revenues for the year were $2,939.4 million, an increase of
17.2 percent compared to 2002. Testing volume, measured by accessions, increased approximately 11.7 percent and price per accession increased approximately 5.5 percent, compared to 2002.

Net earnings before restructuring and other special charges for the year increased to $321.9 million, or $2.22 per diluted share, compared to 2002 net earnings of $264.8 million, or $1.84 per diluted share. EBITDA was $711.5 million, or 24.2 percent of net sales, compared to $563.8 million, or 22.5 percent of net sales, for 2002. Operating cash flow increased 26.8 percent to $564.3 million.

"I am delighted to report that we successfully accomplished all of our goals for 2003 and delivered another year of excellent financial performance," said Thomas P. Mac Mahon, chairman and chief executive officer. "Our solid financial results are only matched by the continued progress we have made in enhancing our scientific capabilities and expanding our geographic reach. While completing the successful integration of two large acquisitions and bringing new tests to market, LabCorp once again generated significant amounts of cash and strong growth in revenues, profitability and EPS."

Mr. Mac Mahon added, "The year ahead promises exciting opportunities to again deliver strong results, and to continue our efforts to lead the industry in introducing medically important new tests. Our existing genomic and esoteric testing businesses are poised for continued growth, and we remain focused on further strengthening our core business and building upon our excellence in customer service."

The Company today is filing an 8-K that will include additional information on its business and operations, including financial guidance for 2004.
This information is also available on the Company's Web site. Analysts and investors are directed to this 8-K and the Web site to review this supplemental information.

A live broadcast of LabCorp's quarterly conference call on February 12, 2004 will be available online at www.labcorp.com or at www.streetevents.com beginning at 9:30 a.m. Eastern Time, with an online rebroadcast continuing through March 12, 2004. The live call at 9:30 a.m. is also available in a listen-only mode by dialing 415-908-6200. A telephone replay of the call will be available through February 19, 2004 and can be heard by dialing 800-633-8284 (402-977-9140 for international callers). The access code for the replay is 211-80-749.

Laboratory Corporation of America-REGISTERED TRADEMARK- Holdings is a pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing. With annual revenues of $2.9 billion in 2003, approximately 23,000 employees nationwide, and more than 220,000 clients, LabCorp offers over 4,400 clinical assays ranging from blood analyses to HIV and genomic testing.
LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence: The Center for Molecular Biology and Pathology, in Research Triangle Park, NC; National Genetics Institute, Inc. in Los Angeles, CA; ViroMed Laboratories, Inc. based in Minneapolis, MN; The Center for Esoteric Testing in Burlington, NC;
and DIANON Systems, Inc. based in Stratford, CT. LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies. To learn more about our growing organization, visit our web site at: www.LabCorp.com.

Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp's financial results is included in the Company's Form 10-K for the year ended December 31, 2002 and subsequent SEC filings, and will be available in the Company's Form 10-K for the year ended December 31, 2003, when filed.


- End of Text  -

- Table to Follow -





LABORATORY CORPORATION OF AMERICA HOLDINGS
Consolidated Statements of Operations
(Dollars in millions, except per share data)

                                            Three Months Ended
                                               December 31,
                                          ---------------------
                                             2003         2002
                                          ---------------------

Net sales                                 $  731.5     $  650.1
Cost of sales                                430.8        396.2
Selling, general and administrative          161.7        158.2
Amortization of intangibles and
   other assets                               10.1          7.4
Restructuring and other special items         (1.8)          --
                                           -------      -------
Operating income                             130.7         88.3
                                           -------      -------
Other income (expense)                        (0.6)        (0.2)
Investment income                              0.3          0.8
Interest expense                             (10.0)        (5.5)
Income from equity investments                11.1          7.2
                                           -------      -------
Earnings before income taxes                 131.5         90.6
Provision for income taxes                    53.9         37.6
                                           -------      -------
Net earnings                              $   77.6     $   53.0
                                           =======      =======

Net earnings before restructuring and
  other special items                     $   76.5     $   53.0
                                           =======      =======


Diluted earnings per common share:
---------------------------------
Net earnings                              $   0.54     $   0.36
                                           -------      -------
Net earnings before restructuring and
  Other special items                     $   0.53     $   0.36
                                           -------      -------

Weighted average shares outstanding          143.0        146.4
                                           -------      -------
EBITDA                                    $  174.4    $   123.9
                                           -------      -------






                                               Year Ended
                                               December 31,
                                          ---------------------
                                             2003         2002
                                          ---------------------

Net sales                                 $2,939.4     $2,507.7
Cost of sales                              1,714.8      1,445.9
Selling, general and administrative          651.8        585.5
Amortization of intangibles and
   other assets                               37.6         23.8
Restructuring and other special items          1.5         17.5
                                           -------      -------
Operating income                             533.7        435.0
                                           -------      -------
Other income (expense)                        (1.2)        (0.6)
Investment income                              5.1          3.7
Interest expense                             (40.9)       (19.2)
Income from equity investments                43.7         13.4
                                           -------      -------
Earnings before income taxes                 540.4        432.3
Provision for income taxes                   219.4        177.7
                                           -------      -------
Net earnings                              $  321.0     $  254.6
                                           =======      =======

Net earnings before restructuring and
  other special items                     $  321.9     $  264.8
                                           =======      =======


Diluted earnings per common share:
---------------------------------
Net earnings                              $   2.22     $   1.77
                                           -------      -------
Net earnings before restructuring and
  Other special items                     $   2.22     $   1.84
                                           -------      -------

Weighted average shares outstanding          144.8        144.2
                                           -------      -------
EBITDA                                    $  711.5    $   563.8
                                           -------      -------



















LABORATORY CORPORATION OF AMERICA HOLDINGS
Consolidated Balance Sheets
(Dollars in millions, except per share data)

                                December 31,          December 31,
                              ------------------     --------------

                                    2003                  2002
                              ------------------     --------------
Cash and cash equivalents        $   123.0              $    56.4
Accounts receivable, net             432.5                  393.0
Property, plant & equipment          361.3                  351.2
Intangible assets, net             1,860.4                1,217.5
Investments in equity affiliates     507.1                  400.6
Other assets                         130.6                  173.3
                                  --------               --------
                                 $ 3,414.9              $ 2.592.0
                                  ========               ========

Total bank debt                  $     2.8              $     3.5
Zero coupon-subordinated notes       523.2                  512.9
5 1/2% senior note                     353.8                     --
Other liabilities                    639.2                  463.9
Shareholders' equity               1,895.9                1,611.7
                                  --------               --------
                                 $ 3,414.9              $ 2,592.0
                                  ========               ========

Notes to Financial Tables
-------------------------

1) During the third quarters of 2003 and 2002, the Company recorded restructuring and other special items of $3.3 million and $17.5 million, respectively, principally relating to costs to be incurred as part of its integration efforts on its DIANON and Dynacare acquisitions. During the fourth quarter of 2003, the Company recorded a net pre-tax restructuring credit of $1.8 million, representing the net of restructuring charges and adjustments.

2) EBITDA represents earnings before interest, income taxes, depreciation, amortization, and nonrecurring charges, and includes the Company's proportional share of the underlying EBITDA of the income from equity investments. The Company uses EBITDA extensively as an internal management performance measure and believes it is a useful, and commonly used measure of financial performance in addition to earnings before taxes and other profitability measurements under generally accepted accounting principles ("GAAP"). EBITDA is not a measure of financial performance under GAAP. It should not be considered as an alternative to earnings before income taxes (or any other performance measure under GAAP) as a measure of performance or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. The following table reconciles earnings before income taxes, representing the most comparable measure under GAAP, to EBITDA for the three- and twelve-month periods ended December 31, 2003 and 2002



                               Three Months Ended        Year Ended
                                  December 31,           December 31,
                                2003        2002       2003       2002
                               ------------------    ------------------
Earnings before income taxes   $ 131.5   $  90.6     $ 540.4   $ 432.3
Add (subtract):
  Interest expense                10.0       5.5        40.9      19.2
  Investment income               (0.3)     (0.8)       (5.1)     (3.7)
  Other (income) expense, net      0.6       0.2         1.2       0.6
  Depreciation                    23.4      20.6        91.6      73.0
  Amortization                    10.1       7.4        37.6      23.8
  Restructuring and other
    special items                 (1.8)       --         1.5      17.5
  Equity investments'
    depreciation and
    amortization                   0.9       0.4         3.4       1.1
                                ------    ------      ------    ------
  EBITDA                       $ 174.4   $ 123.9     $ 711.5   $ 563.8
                                ======    ======      ======    ======


3) The following table reconciles net earnings to net earnings before restructuring and other special items

                               Three Months Ended        Year Ended
                                   December 31,          December 31,
                                2003        2002       2003       2002
                               ------------------    ------------------
   Net earnings                $  77.6   $  53.0     $ 321.0   $ 254.6
                                ------    ------      ------    ------
   Restructuring and other
    special items                 (1.8)       --         1.5      17.5

   Provision for income taxes      0.7        --        (0.6)     (7.3)
                                ------    ------      ------    ------
                                  (1.1)       --         0.9      10.2
                                ------    ------      ------    ------
   Net earnings before
    restructuring and other
    special items              $  76.5   $  53.0     $ 321.9   $ 264.8
                                ======    ======      ======    ======